                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities

                     Exchange Act of 1934 (Amendment No. 1)


      Check the appropriate box:

      [X] Preliminary information statement   [_] Confidential, for use of
                                                  the Commission only (as
                                                  permitted by Rule 14c-5(d)(2))
      [_] Definitive information statement

                           Encore Computer Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            Payment of Filing Fee (Check the appropriate box):

            [_] No fee required.

            [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and
                0-11.

                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
  Title of Each Class of      Aggregate Number of                                   Proposed Maximum
   Securities to Which        Securities to Which       Underlying Value of        Aggregate Value of      Amount of Registration
   Transaction Applies        Transaction Applies           Transaction*              Transaction*                  Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value           80,746,722                $3,145,000                   N/A                     $629.00
      $.01 per share
------------------------------------------------------------------------------------------------------------------------------------


      * Estimated solely for the purpose of calculating the filing fee. The filing fee was calculated pursuant to Exchange Act Rule 0-11(c) and represents the estimated aggregate payments that Encore Computer Corporation will make to its security holders in connection with the compromise and settlement of In re Encore Computer Corporation Shareholders Litigation.


            [_] Fee paid previously with preliminary materials.

            [x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount previously paid:

                  $629.00
      --------------------------------------------------------------------------

            (2)   Form, Schedule or Registration Statement No.:

                  Schedule 13E-3
      --------------------------------------------------------------------------

            (3)   Filing Party:

                  Issuer
      --------------------------------------------------------------------------

            (4)   Date filed:

                  8/30/02
      --------------------------------------------------------------------------

                              PRELIMINARY MATERIALS

                           Encore Computer Corporation

                             _______________________

                              Information Statement

                                November 5, 2002

                       __________________________________

         We are sending this information statement, which is being mailed on or about November __, 2002, to the holders of shares of Encore Computer Corporation common stock, par value $.01 per share, in connection with the proposed dissolution and liquidation of our company following the compromise and settlement of the litigation entitled In re Encore Computer Corporation Shareholders Litigation (Civil Action No. 16044) after the complaint in that litigation was dismissed by the Delaware Chancery Court. The terms of the settlement are set forth in a Stipulation and Agreement of Compromise, Settlement and Release dated as of July 29, 2002, among Plaintiffs, Louis J. Williams and Paul S. Rosenblum, Objectors Robert W. Bernas and Anthony N. Oberhaus, Gould Electronics Inc., Robert J. Fedor, C. David Ferguson, Thomas N. Rich, Michael C. Veysey, Kenneth G. Fisher, Rowland H. Thomas, and us, which is described in the Notice of Pendency of Class Action, Proposed Settlement of Class Action, and Settlement Hearing, which was previously mailed to you on or about September 3, 2002. There were no objectors to the settlement, which was approved by the Chancery Court on October 2, 2002 and is being carried out.

         We discontinued all of our operations in January, 1999. Since then, our primary objective has been to wind up our remaining affairs and distribute our assets to our stockholders and to meet our obligations under our Certificate of Incorporation and Delaware law to indemnify our directors named in the lawsuit for their expenses in connection with the lawsuit. Now that the settlement is approved, all of the issues relating to the litigation have been resolved, our assets, after payment of certain court approved expenses and the creation of a reserve to pay the claims of certain of our former stockholders, will be paid to our existing stockholders in accordance with the settlement, and our company will be liquidated and dissolved. Following our dissolution and liquidation, all of our outstanding common stock will be cancelled and you will no longer own any securities in our company.

         Pursuant to the terms of the settlement, we will set aside $2.1 million of cash to be paid as follows:

         . approximately $1,830,784 to our stockholders, who collectively hold approximately 36% of our outstanding shares of common stock, other than Gould Electronics Inc. and the three individual director-defendant stockholders, pro rata with their ownership of shares;

         . $189,216 to the three individual director-defendant stockholders, who hold approximately 7% of our outstanding shares of common stock pro rata with their ownership of shares; and

         . $80,000 in court- approved attorney's fees and expenses to the attorneys who represented the plaintiffs, the class (as defined below), and the objectors (as described below).

         We will also create a $100,000 cash reserve for payment of claims of certain former stockholders. Thereafter all of our remaining cash, currently estimated to be approximately $725,000, plus any remainder of the $100,000 reserve after payments to our former stockholders, will be paid to our largest stockholder, Gould Electronics, which holds approximately 57% of our outstanding common stock.

         Based upon the fees and expenses and the other costs of administering the settlement, our stockholders (other than the three individual defendants and Gould Electronics) will receive $.062 per share, Gould Electronics will receive approximately $.015 per share and the three individual defendants will receive $.035 per share. If a holder holds his or her shares in street name, his or her broker may deduct a fee from the per share payment depending on the stockholder's arrangement with the broker. In addition, a minor variation in the amount may occur due to rounding. Once all such payments are made, we will have no assets and we will be dissolved and liquidated in accordance with Delaware law. Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to that dissolution and liquidation and any claims timely filed by creditors against us. See "The Settlement."

         Our board of directors, including all of the non-employee directors, has unanimously approved the settlement, including the payment of our remaining assets to our stockholders on the terms set forth in the settlement agreement, and the subsequent dissolution and liquidation of our company. In connection with their approval of the settlement and the subsequent dissolution and liquidation of our company, both our board of directors and our affiliates determined that such actions are fair to all holders of our common stock, particularly holders who are not affiliated with us. See "Fairness of the Settlement and Dissolution and Liquidation" for a discussion of the basis on which such determination was made. Some members of our board of directors may have a conflict of interest in making the recommendation because certain of our current and former officers and directors will receive payments of cash as a part of the settlement to the extent they are holders of our common stock. Specifically, Kenneth G. Fisher, our former chief executive officer, director, and chairman of our board, Rowland H. Thomas, our former chief operating officer and director, and Michael C. Veysey, our president and a director, beneficially own 5,311,611, 94,250 and 300 shares of our common stock, respectively, and, therefore, will receive $0.035 for each share held by them, or an aggregate of approximately $185,906, $3,299 and $11, respectively. Each of Messrs. Fisher, Thomas and Veysey is a Defendant in the Action, as are our other directors, C. David Ferguson, Robert J. Fedor, and Thomas N. Rich. Messrs. Veysey, Ferguson, Rich and Fedor are also current or former officers and/or directors of Gould Electronics, which is also a Defendant in the Action.

         Under the General Corporation Law of the State of Delaware as well as our articles of incorporation, the holders of at least a majority of the outstanding shares of our common stock must approve such dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. In connection with the settlement, stockholders holding more than 75% of our outstanding shares have executed a written consent that approves our dissolution and liquidation. Such consent was conditioned upon the Court of Chancery approving the proposed settlement, which it did on October 2, 2002. Accordingly, approval by our stockholders of our dissolution and liquidation is assured. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Our board of directors has fixed the close of business on August 29, 2002 as the record date for determining those stockholders entitled to vote on the dissolution and liquidation. At the close of business on August 29, 2002, 80,746,722 of our common shares were issued and outstanding.

         Under Delaware law, our stockholders are not entitled to appraisal or dissenters' rights in connection with the approval of the dissolution and liquidation. See "Dissenters' Rights."

         Our principal executive offices are located at 34929 Curtis Boulevard, Eastlake, Ohio 44095 and our phone number at that address is (440) 953-5000.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction, passed upon the merits or fairness of the transaction or passed upon the adequacy or accuracy of the disclosure in this information statement. Any representation to the contrary is a criminal offense.

                               SUMMARY TERM SHEET

         Encore Computer Corporation discontinued all of its operations in January, 1999. Since that time, we have primarily been engaged in defending the litigation entitled In re Encore Computer Corporation Shareholders Litigation (Civil Action No. 16044), which was pending in the Court of Chancery of the State of Delaware in and for New Castle County since November 1997. Due to the pendency of such litigation, we were unable to wind up our affairs or distribute our remaining assets to our stockholders. After lengthy negotiations, we have finally reached a compromise and settlement of this litigation that is acceptable to all of the parties thereto. The settlement was approved by the Court of Chancery on October 2, 2002. Through a question and answer format, this Summary Term Sheet is designed to explain to you, our stockholders, a number of important terms of the proposed transaction. This Summary Term Sheet serves only as an introduction and we urge you to read carefully the remainder of the Information Statement and the Notice of Pendency of Class Action, Proposed Settlement of Class Action, and Settlement Hearing, which was previously mailed to you on or about September 3, 2002, in order to fully educate yourself on the details of our dissolution and liquidation. Cross-referenced text refers to sections in the Information Statement, unless otherwise noted.

Who is engaged in the transaction?

         Our name is Encore Computer Corporation. We are a Delaware corporation. We discontinued all of our operations in January, 1999. Certain of our affiliates are also engaged in the transaction:

         .    Gould Electronics Inc. -   owns 45,968,984 shares of our common
                                         stock (representing approximately
                                         57% of our outstanding common stock);

         .    Japan Energy Corporation - the parent corporation of Gould
                                         Electronics and may be deemed to be the
                                         beneficial owner of the shares owned by
                                         Gould Electronics;

         .    Kenneth G. Fisher -        director; owns 5,311,611 shares of our
                                         common stock (representing
                                         approximately 6.58% of our outstanding
                                         common stock);

         .    Rowland H. Thomas -        director; owns 94,250 shares of our
                                         common stock (representing less
                                         than 1% of our outstanding common
                                         stock); and

         .    Michael C. Veysey -        director; owns 300 shares of our common
                                         stock (representing less than 1% of our
                                         outstanding common stock).

See "Security Ownership of Certain Beneficial Owners and Management."

What are the key terms of the settlement?

         Pursuant to the terms of the settlement, we will set aside $2.1 million of cash to be paid as follows:

         . approximately $1,830,784 to our stockholders, who collectively hold approximately 36% of our outstanding shares of common stock, other than Gould Electronics and the three individual director-defendant stockholders, pro rata with their ownership of shares;

         . $189,216 to the three individual director-defendant stockholders, who hold approximately 7% of our outstanding shares of common stock pro rata with their ownership of shares; and

         . $80,000 in court- approved attorney's fees and expenses to the attorneys who represented the plaintiffs, the class (as defined below), and the objectors (as described below).

We will also create a $100,000 cash reserve for payment of claims of certain former stockholders. All of our remaining cash, currently estimated to be approximately $725,000, plus any remainder of the $100,000 reserve after payments to our former stockholders, will be paid to Gould Electronics, our largest stockholder, which holds approximately 57% of our outstanding common stock. See "The Settlement."

What will stockholders receive on a per share basis pursuant to the settlement?

         We expect that:

         . our stockholders (other than the three individual defendants and Gould Electronics) will receive $.062 per share;

         . Gould Electronics, our largest stockholder, will receive approximately $.015 per share; and

         . the three individual director-defendant stockholders will receive $.035 per share.

         If a holder holds his or her shares in street name, his or her broker may deduct a fee from the per share payment depending on the stockholder's arrangement with the broker. In addition, a minor variation in the amount may occur due to rounding. See "The Settlement."

What will happen after the payments are made?

         . After all of the payments are made pursuant to the settlement, we will have zero assets remaining and we will be dissolved in accordance with Delaware law.

         . Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to our dissolution and any claims timely filed by creditors against us.

         . All of our outstanding shares of common stock will be cancelled and you will no longer own any securities in our company. See "The Settlement."

What does Encore's board of directors think of the settlement and the dissolution and liquidation?

         . Our board of directors, including all of the non-employee directors, has unanimously approved the settlement and dissolution and liquidation and determined that it is fair to all holders of our common stock, particularly holders who are not affiliated with us.

         . In determining whether the settlement and dissolution and liquidation was fair, our board of directors considered, among other things, the expense, inconvenience and burden of continuing the litigation, the per share payments to be made to the current holders of our common stock, the timing for making such payments, the payments to be made to our former stockholders, and the releases given by plaintiffs, objectors, members of the class and us. See "Fairness of the Settlement and Dissolution and Liquidation."

Did the non-employee directors retain an unaffiliated representative or receive any opinion or appraisal from an outside party?

         Our non-employee directors did not, in connection with the settlement, retain an unaffiliated representative to act on behalf of unaffiliated stockholders nor did we receive any report, opinion or appraisal from any outside party relating to the settlement. In approving the settlement, the Delaware Chancery Court found the settlement to be fair, reasonable, and adequate to the certified class, which is composed mainly of our current stockholders. See "Fairness of the Settlement and Dissolution and Liquidation."

Who is entitled to vote on the dissolution and liquidation?

         . Our board of directors has fixed the close of business on August 29, 2002 as the record date for determining those stockholders entitled to vote to approve the dissolution and liquidation of our company.

         . As of August 29, 2002, 80,746,722 shares of our common stock were outstanding. Each share of our common stock is entitled to one vote per share. See "Voting Securities and Stockholders Entitled to Vote."

What is the required approval for the dissolution and liquidation?

         . Under the Delaware General Corporation Law, as well as our certificate of incorporation, the holders of at least a majority of the outstanding shares of common stock must approve the dissolution and liquidation.

         . However, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the transaction. See "Special Factors."

Have any stockholders already agreed to give their consent?

         Yes, in connection with the settlement, stockholders holding more than 75% of our outstanding shares have executed a written consent that approves the dissolution and liquidation. See "Special Factors."

Do stockholders have appraisal or dissenters' rights in connection with the transaction?

         No, under Delaware law, our stockholders are not entitled to appraisal or dissenters' rights in connection with the approval of the dissolution or liquidation. See "Dissenters' Rights."

What are the tax consequences to stockholders of the settlement, dissolution and liquidation?

         Amounts received pursuant to a settlement agreement can be characterized as ordinary income, a return of capital, or capital gain depending on the nature of the underlying claim of the litigation. If a recovery is a substitute for lost profits or dividends, the settlement amounts received are generally taxable as ordinary income to the stockholder. If a recovery is a substitute for harm to a capital asset, the settlement amounts received are a return of capital to the extent of the stockholder's adjusted basis in the capital asset and taxable as a capital gain to the extent the amount received is in excess of the stockholder's adjusted basis.

         Treatment of the settlement payments in this case is not clear, and stockholders should consult their tax advisors for the specific treatment in their individual situations.

         Upon the cancellation of the common stock, stockholders will be treated as having disposed of their common stock. Because the company will not pay any distribution upon the liquidation of the company and the cancellation of the common stock, stockholders will generally realize a capital loss on the cancellation of the common stock equal to the adjusted basis in their common stock. The treatment by an individual stockholder of the settlement payments may have an impact on the basis in such stockholder's common stock, thereby impacting the amount of the capital loss to be recognized upon the cancellation of the stockholder's common stock. You should consult your own tax advisor to determine the tax consequences which may be relevant to you. See "Special Factors."

Who can I talk to if I have any questions about the dissolution and liquidation?

         You can call Ann M. Driscoll, an attorney at King & Spalding, at (212) 556-2100.

Special Factors

       Purposes, Alternatives, Reasons and Effects. Since discontinuing all of our operations in January 1999, our primary objectives have been to:

       .   wind up our affairs;

       .   distribute our assets to our stockholders; and

       . meet our obligations under our Certificate of Incorporation and Delaware law to indemnify our directors named in the lawsuit for their expenses in connection with the lawsuit.

The purpose of our dissolution and liquidation is to finalize the winding up of our affairs after all of our assets have been distributed and effect our dissolution.

       The negotiations for the settlement were conducted over two years on an arms'-length basis and involved counsel for the Class and the plaintiffs who appealed the Chancery Court's dismissal of the lawsuit, the Objectors and the Defendants. After all of the payments are made pursuant to the settlement, we will have zero assets remaining, thereby making our dissolution and liquidation inevitable. Accordingly, no alternative means to accomplish our dissolution and liquidation were considered.

       After a review and analysis of the facts and circumstances and legal principles relating to the claims that were asserted and threatened in the action and related to the settlement, the named class-representative plaintiffs and the objectors in the action concluded that the settlement and our subsequent dissolution and liquidation is in the best interests of themselves and the class (as defined below) in light of:

       . the benefits that the purchasers and holders of our common stock will receive from the settlement,

       . the risks and delay of litigation, including the fact that the Court of Chancery had previously dismissed the action in its entirety, and

       . their conclusion that the settlement is fair, reasonable, adequate, and in the best interest of the members of the class.

       The defendants in the action believe that entering into the settlement will avoid the further expense, inconvenience, and burden of the litigation, and resolve all disputes and controversies with respect to our operation and management, dissolution, and liquidation, the conduct of the defendants and certain transactions relating to the sale of our businesses, which were the subject of the action.

       We believe that entering into the settlement and liquidating and dissolving our company finally resolves all of the outstanding issues relating to the action, and will enable us to promptly complete the winding up of our affairs and finally turn over our remaining assets (which consist exclusively of cash) to our stockholders (after payment of certain court approved expenses and the creation of certain reserves).

       Following the settlement and the cash payments made pursuant to the terms of the settlement, we will have zero assets remaining and our company will be dissolved. There will be zero assets remaining for liquidation. As a result of our dissolution, all of our outstanding shares of common stock will be cancelled and you will no longer own any securities in our company.

       Amounts received pursuant to a settlement agreement can be characterized as ordinary income, a return of capital, or capital gain depending on the nature of the underlying claim of the litigation. If a recovery is a substitute for lost profits or dividends, the settlement amounts received are generally taxable as ordinary income to the stockholder. If a recovery is a substitute for harm to a capital asset, the settlement amounts received are a return of capital to the extent of the stockholder's adjusted basis in the capital asset and taxable as a capital gain to the extent the amount received is in excess of the stockholder's adjusted basis.

      Treatment of the settlement payments in this case is not clear, and stockholders should consult their tax advisors for the specific treatment in their individual situations.

      Upon the cancellation of the common stock, stockholders will be treated as having disposed of their common stock. Because the company will not pay any distribution upon the liquidation of the company and the cancellation of the common stock, stockholders will generally realize a capital loss on the cancellation of the common stock equal to the adjusted basis in their common stock. The treatment by an individual stockholder of the settlement payments may have an impact on the basis in such stockholder's common stock, thereby impacting the amount of the capital loss to be recognized upon the cancellation of the stockholder's common stock. You should consult your own tax advisor to determine the tax consequences which may be relevant to you.

      Fairness of the Transaction. Our board of directors, including all of the non-employee directors, has unanimously approved the settlement and dissolution and liquidation of our company. In connection with their approval of the settlement and the subsequent dissolution and liquidation of our company, both our board of directors and our affiliates determined that such actions are fair to all holders of our common stock, particularly holders who are not affiliated with us. In determining whether the settlement and dissolution and liquidation was fair, our board of directors and our affiliates considered, among other things, the determination by the Plaintiffs and the Objectors that the settlement and the dissolution and liquidation are in the best interest of the Class (which is composed of our current and certain former stockholders), the expense, inconvenience and burden of continuing the litigation, the per share payments to be made to the current holders of our common stock, the timing for making such payments, the payments to be made to our former stockholders, and the releases given by plaintiffs, objectors, members of the class and us.

      Under the General Corporation Law of the State of Delaware, as well as our Certificate of Incorporation, the holders of at least a majority of the outstanding shares of our common stock must approve that dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. In connection with the settlement, stockholders collectively holding more than 75% of our outstanding shares have executed written consents that approve our dissolution and liquidation. Their approval was conditioned on the Court of Chancery approving the settlement, which it did on October 2, 2002. Accordingly, approval by our stockholders of our dissolution and liquidation is assured.

      Reports, Opinions, Appraisals and Negotiations. Our non-employee directors did not, in connection with the settlement, retain an unaffiliated representative to act on behalf of unaffiliated stockholders nor did we receive any report, opinion or appraisal from any outside party relating to the settlement. In approving the settlement, the Delaware Chancery Court found the settlement to be fair, reasonable, and adequate to the certified Class, which is composed mainly of our current stockholders.


Where You Can Find More Information


      We currently file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Following our dissolution and liquidation, we will seek to terminate our registration under
Section 12 of the Securities Exchange Act of 1934 and suspend our obligations to file reports pursuant to Section 15 of the Exchange Act in accordance with the requirements of the Exchange Act.

      The information contained in our SEC filings is an important part of this information statement. Accordingly, we have included with this information statement a copy of each of our following filings:

    . Annual Report on Form 10-K for fiscal year ended December 31, 2001.

    . Quarterly Report on Form 10-Q for the period ended June 30, 2002.

    . Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the period ended June 30, 2002.

      You may request a copy of any other filing we have made with the SEC at no cost, by writing to or telephoning us at the following address.


                                 Ann M. Driscoll
                                 King & Spalding
                           1185 Avenue of the Americas
                            New York, New York 10036
                               Tel. (212) 556-2100


      You should only rely on the information provided to you in connection with or set forth in this information statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of this information statement.

The Company

      Until November 1997, we were engaged in manufacturing, distributing and supporting scalable real-time computer systems and data storage products for very large computer systems. In November 1997, we sold our storage products business and in January 1999 we completed the sale of our real-time computer systems business effective December 31, 1998. Since January 1999, our only assets have been cash, claims and receivables relating to the sales of our storage products and real-time computer systems businesses. Since that time, our primary objective has been to resolve the litigation described herein, wind up our remaining affairs and distribute our remaining assets to our stockholders.


      As of August 29, 2002, 80,746,722 shares of our common stock, par value $.01 per share, were outstanding.


Background; Description of the Action

      In 1989, we bought Gould Electronics' computer business. From 1989 through November 1997, Gould Electronics loaned us approximately $496 million, which was secured by, among other things, a first priority security interest in our assets, including our storage products business, and a license to Gould Electronics of substantially all our intellectual property.

      On July 17, 1997, we entered into an asset purchase agreement with Sun Microsystems, Inc., in which Sun Microsystems agreed to purchase our storage products business for $185 million. As part of the Sun Microsystems transaction, we entered into an agreement with Gould Electronics on July 16, 1997, in which Gould Electronics agreed to release its security interest in our storage products business and to transfer its intellectual property license in that business to Sun Microsystems. Gould Electronics also agreed to a redemption of its preferred stock with a liquidation preference of over $400 million for $60 million.


      In November 1997, we distributed a proxy statement for the stockholders' meeting at which, among other things, the Sun Microsystems transaction was to be voted upon.

      On November 18, 1997, several plaintiffs filed purported derivative and class action complaints on behalf of all of our stockholders against Gould Electronics, Kenneth G. Fisher, Rowland H. Thomas, Robert J. Fedor and C. David Ferguson (collectively, the "Original Defendants"), and named us as a nominal defendant. Several additional but similar complaints were filed in weeks subsequent to November 18, 1997, and all complaints were then consolidated by order dated December 17, 1997, into In re Encore Computer Corporation Shareholders Litigation (Civil Action No. 16044) (the "Action"). These original complaints asserted individual and derivative claims alleging breach of fiduciary duties owed to Encore and its shareholders when conducting the sale of Encore's storage products business to Sun Microsystems and repurchasing of Encore preferred stock with a liquidation value of $411 million for $60 million.

      The original complaints filed on November 18, 1997, sought to enjoin our stockholders' meeting, but injunctive relief was denied by the Court of Chancery. Accordingly, on November 24, 1997, holders of our common stock voted to approve the Sun Microsystems transaction, which closed shortly thereafter.


      On June 1, 1998, we entered into an asset purchase agreement with Gores Technology Group in which Gores Technology agreed to purchase our real-time business for $3 million. In August 1998, we distributed a proxy statement for the stockholders' meeting at which, among other things, the Gores Technology transaction and a proposal to liquidate us was to be voted upon. On September 11, 1998, the holders of our common stock voted to approve the Gores Technology transaction, which closed shortly thereafter.

      Following document discovery, on February 5, 1999, the Original Defendants moved for summary judgment in their favor on all claims in the Action. No response to that motion was filed by any of the named Plaintiffs.

      On July 15, 1999, the Plaintiffs filed an amended complaint adding two additional defendants, Michael C. Veysey and Thomas N. Rich (collectively with the Original Defendants, the "Defendants") and no longer naming us as a nominal defendant. The amended complaint alleged that the Defendants breached duties and obligations owed to our stockholders in connection with our operation and management, including the Sun Microsystems and Gores Technology transactions, and made or caused misstatements and omitted to disclose information in the Sun Microsystems and Gores Technology proxy statements.

      On August 30, 1999, all Defendants moved to dismiss the Action. After full briefing and oral argument, on June 16, 2000, the Court of Chancery granted Defendants' motion and dismissed the Action in its entirety.

      By notice dated July 10, 2000, two of the named plaintiffs, Louis J. Williams and Paul S. Rosenblum, appealed the Court of Chancery's dismissal of the Action to the Supreme Court of the State of Delaware. The other named plaintiffs did not appeal the dismissal order.

      During the pendency of the appeal, the plaintiffs, Williams and Rosenblum, and the Defendants conducted arms'-length settlement negotiations. A settlement was reached on or about July 6, 2001 and notice of the settlement was sent to the class members (the "Original Settlement"). The Original Settlement provided that, in exchange for the resignation of all Defendants then serving as officers, directors or employees of Encore and the repurchase and distribution to the class members of all shares of Encore Common Stock beneficially owned by the Defendants, any and all claims by or on behalf of the Plaintiffs, the Class, any member of the Class or Encore would be released, discharged and dismissed with prejudice.

      Anthony N. Oberhaus and Robert W. Bernas (the "Objectors") opposed the settlement, appeared through counsel at a hearing held in the Chancery Court on October 12, 2001, and raised certain claims and contentions not set out in the amended complaint before the Court of Chancery. The Objectors' proposed complaint alleged that Defendants breached their fiduciary duties owed to Encore stockholders by failing to cause a timely liquidation distribution of Encore and that the proxy statements for the Sun and Gores transactions mislead stockholders by representing that the approval of the Sun and Gores transactions would permit the possibility that the stockholders (other than Gould Electronics) would receive at least a minimal amount in a liquidation. In addition, the Objectors raised the possibility of asking the Court to appoint a custodian to liquidate Encore. The Court of Chancery declined to approve that settlement proposal on the ground that there was nothing in the record to show that the stockholders other than the Defendants would be receiving value per share equivalent to that which would be received by Gould and the other Defendants.

The Settlement

      The plaintiffs, Williams and Rosenblum, the Objectors, and the Defendants, following arms'-length settlement negotiations, agreed to settle the Action and the Objectors' additional claims and contentions on the terms summarized below. The settlement enables us to achieve our goal of finally resolving all of the issues relating to the

Action, winding up our remaining affairs and distributing all of our remaining assets (after payment of certain court approved expenses and the creation of certain reserves) to our stockholders.

      The terms of the settlement are set forth in a Stipulation and Agreement of Compromise, Settlement and Release, dated as of July 29, 2002, among plaintiffs Louis J. Williams and Paul Rosenbaum, on behalf of themselves and the class, and objectors, Anthony N. Oberhaus and Robert W. Bernas, and defendants Gould Electronics, Robert J. Fedor, C. David Ferguson, Thomas N. Rich, Michael
C. Veysey, Kenneth G. Fisher and Rowland H. Thomas, which we refer to as the "Settlement Agreement." A copy of the court ordered notice relating to the settlement and the hearing was previously mailed to you on or about September 3, 2002.

      In consideration of the settlement and dismissal with prejudice of the Action and the releases provided in the settlement agreement, the parties to the Action have agreed, among other things, that promptly after the effective date of the settlement, we will make payments in an aggregate amount of $2.1 million of cash as follows:

      . approximately $1,830,784 to our stockholders, who collectively hold approximately 36% of our outstanding shares of common stock, other than Gould Electronics and the three individual director-defendant stockholders, pro rata with their ownership of shares;

      . $189,216 to the three individual director-defendant stockholders, who hold approximately 7% of our outstanding shares of common stock, pro rata with their ownership of shares; and

      . $80,000 in court-approved attorneys' fees and expenses to the counsel for the plaintiffs, the class (as defined below), and the objectors (as described below).

      All our cash remaining after we make the foregoing $2.1 million payment, which we currently estimate will be approximately $725,000, plus any remainder of a $100,000 reserve after payment to our former stockholders (as described below), will be paid to Gould Electronics. Thereafter, we will have no remaining assets and will be dissolved and liquidated by filing a certificate of dissolution with the Delaware Secretary of State and mailing and publishing the appropriate notices in accordance with Delaware law. In connection with such dissolution and liquidation, Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to such dissolution and liquidation and any claims timely filed by creditors against us. In connection with our dissolution and liquidation, all of our outstanding shares of common stock will be cancelled, and you will no longer own any securities of or other interest in our company.

      Based on the fees and expenses of counsel set forth below and other costs of administering payments to stockholders as provided above, stockholders (other than the three named individual director-defendant stockholders and Gould Electronics) will receive $.062 for each share of our common stock held by them, Gould Electronics will receive approximately $.015 for each share of common stock held by it and the three named individual director-defendant stockholders will each receive $.035 for each share of their common stock. These payments will be made approximately four weeks after the effective date, or as soon thereafter as practicable. If a holder holds his or her shares in street name, his or her broker may deduct a fee from the per share payment depending on the stockholder's arrangement with the broker. In addition, a minor variation in the amount may occur due to rounding.

      In addition, we will set aside an additional $100,000 in cash to pay claims by stockholders who were record holders on or after October, 31, 1997, but are no longer holders (of record or beneficially) of any shares of our common stock on the effective date and who duly and timely file proofs of claim and the costs relating to the administration of such claims, which we refer to as "former stockholders." Former stockholders will share in the $100,000 reserve fund pro rata according to their total proven loss up to a maximum recovery of $3.00 for every $410.00 of proven loss suffered. Gould Electronics will be entitled to retain for its own use and purpose any portion of the reserve fund not paid to the former stockholders.

      The parties exchanged the releases as described below.

      The effective date of the settlement will be the date the order and final judgment approving the settlement becomes final and non-appealable, which we expect to be November 1, 2002.

         The Court awarded Objectors' counsel $65,000 and Class counsel $15,000 in fees and expenses.

         Following such payments, we will have no remaining assets. Our assets consist of cash on hand and all payments required to be made in connection with the settlement and our subsequent dissolution and liquidation will be made from such cash.

Interests of Certain Persons in the Settlement

         Certain of our current and former officers and directors will receive payments of cash as a part of the settlement to the extent they are holders of our common stock. Specifically, Kenneth G. Fisher, our former chief executive officer, director, and chairman of our board, Rowland H. Thomas, our former chief operating officer and director, and Michael C. Veysey, our president and a director, beneficially own 5,311,611, 94,250 and 300 shares of our common stock, respectively, and, therefore, will receive $0.035 for each share held by them, or an aggregate of approximately $185,906, $3,299 and $11, respectively. Each of Messrs. Fisher, Thomas and Veysey is a Defendant in the Action, as are our other directors, C. David Ferguson, Robert J. Fedor, and Thomas N. Rich. Messrs. Veysey, Ferguson, Rich and Fedor are also current or former officers and/or directors of Gould Electronics, which is also a Defendant in the Action.

         In addition, Gould Electronics beneficially owns 45,968,984 shares of our common stock (representing approximately 57% of our outstanding common stock). In accordance with the terms of the settlement, all of our remaining cash after all of the payments pursuant to the Settlement Agreement have been made, currently estimated to be approximately $725,000, plus any remainder of the $100,000 reserve after payment to our former stockholders, will be paid to Gould Electronics. Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us pursuant to the settlement, the fees and expenses relating to our dissolution and liquidation and any claims timely filed by creditors against us. Gould Electronics is a wholly-owned subsidiary of Japan Energy Corporation, which may be deemed to be the beneficial owner of the shares owned by Gould Electronics.

Reasons for and Benefits of the Settlement

         Following a review and analysis of the facts and circumstances relating to the claims asserted in the Action and applicable law, the Plaintiffs, the Objectors and their counsel have concluded that the settlement is in the best interests of themselves and the Class in light of

         . the benefits that the purchasers and holders of our common stock will receive from the settlement,

         . the risks and delay of litigation, including the fact that the Court of Chancery dismissed the Action in its entirety, and

         . their conclusion that the settlement is fair, reasonable and adequate.

         The Defendants believe that the benefits of entering into the settlement are that it will avoid the further expense, inconvenience, and burden of the litigation, and resolve all disputes and controversies with respect to our operation and management, dissolution, and liquidation, the conduct of the Defendants, the Sun Microsystems and Gores Technology transactions, and the Sun Microsystems and Gores Technology proxy statements.

         Accordingly, the settlement enables us to finally resolve all of the outstanding issues relating to the action, promptly complete the winding up of our affairs and maximize the amount of the distribution of our remaining assets (which consist exclusively of cash) to our stockholders. Our entire board of directors determined, after consideration of all of the foregoing factors, that the settlement and subsequent dissolution and liquidation is fair to holders of our common stock, including holders who are not affiliated with us.

         The negotiations for the settlement were conducted over two years on an arms'-length basis and involved counsel for the Class and the plaintiffs who appealed the Chancery Court's dismissal of the lawsuit, the Objectors and the Defendants. Except for the original settlement which was not approved by the Court, our board of directors did not consider any alternative means of effecting the settlement or our dissolution and liquidation.

Certification of a Class

         The Court of Chancery ordered that, for purposes of the settlement, the Action would be maintained and would proceed as a class action, with Plaintiffs, Williams and Rosenblum, serving as the representatives of the class and with their counsel serving as counsel to the Class, on behalf of all persons who and entities which were record holders or beneficial owners of our common stock (other than the Defendants) at any time during the period beginning on and including October 31, 1997, the record date for the Sun Microsystems transaction, through and including the effective date of the settlement and including their respective predecessors, trustees, executors, administrators, representatives, heirs, transferees, successors in interest, and assigns, immediate and remote, and any person claiming from, through, or under any of them (the "Class"). At the settlement hearing, the Court of Chancery, among other things, confirmed the certification of the Class.

Effect of the Order and Final Judgment of the Court of Chancery

         The Court of Chancery approved the settlement at the settlement hearing on October 2, 2002 and directed entry of an order and final judgment approving the Settlement Agreement which, among other things:

         . approved the settlement and adjudged the terms thereof to be fair, reasonable, and adequate and in the best interests of the Class;

         . authorized and directed the performance of the settlement in accordance with its terms and conditions; and

         . dismissed the Action with prejudice on the merits and released and enjoined the prosecution of all settled claims. See "Releases" below.

Releases

         The Court of Chancery approved the settlement and the Action was dismissed on the merits with prejudice as to us, each Defendant, the named Plaintiffs and Objectors and all other members of the Class.

         In addition, each Plaintiff, Objector, member of the Class and our company, on behalf of themselves, ourself and each of their and our respective current and former officers, directors, employees, agents, partners, members, co-venturers, parents, subsidiaries, affiliates, heirs, personnel, representatives, successors, and assigns (collectively, the "Plaintiff Releasors") forever release each Defendant, each Defendant's parent entities, associates, co-venturers, affiliates, and subsidiaries, and the past, present, and future officers, directors, stockholders, representatives, employees, investment bankers, commercial bankers, attorneys, advisors, agents, heirs, executors, trustees, general and limited partners and partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (whether express, implied, or by operation of law) of each of them (collectively, the "Defendant Releasees") from any and all actual, alleged, and potential claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, contingent or absolute, suspected or unsuspected, matured or unmatured, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws, or otherwise) by or on behalf of any of the Plaintiffs, the Objectors, the Class, any member of the Class, or our company, whether individual, class, derivative, representative, legal, equitable, or otherwise, which have arisen, could have arisen, or may arise now or hereafter or which relate in any manner to:

         . the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Action, the proposed Objectors' complaint, any proxy material, public filings, or statements (including, but not limited to, public statements) by us, Gould Electronics, or the Defendants or any of them concerning or in connection with any of their affiliated persons or companies, the Sun Microsystems transaction, the Gores Technology transaction, or our liquidation or dissolution; or

         . the Plaintiffs', the Objectors' or the Class members' purchase, sale, or holding of any of our securities or their investment in us; or

         .   our operations or management,

(collectively, the "Plaintiff Settled Claims"). The Plaintiff Settled Claims will not include the right of the Plaintiffs, the Objectors, any member of the Class, or us to enforce the terms of the settlement after the effective date. We, the Defendants and each member of the Class (collectively, the "Defendant Releasors") will provide reciprocal releases to the Plaintiffs, the Objectors and their privies.

         The release extends to claims that the holders thereof may not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into the Settlement Agreement. Each of the Plaintiff Releasors and Defendant Releasors will be deemed to have waived all provisions, rights and benefits conferred by any law of the United States or any state or territory thereof, or principle of common law, which governs or limits a person's release of unknown claims. The Plaintiff Releasors and Defendant Releasors shall be deemed to relinquish, to the full extent permitted by law, the provision, rights and benefits of (S) 1542 of the California Civil Code which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him would have materially affected his settlement with the debtor. In addition, each of the Plaintiff Releasors and Defendant Releasors also shall be deemed to have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code (S) 1542.

The Dissolution

         Following the effective date of the settlement and the payment of all of our remaining assets (after the payment of certain court approved expenses and the creation of certain reserves) to our stockholders in accordance with the terms of the Settlement Agreement, we will file a certificate of dissolution with the Delaware Secretary of State and dissolve and liquidate in accordance with the requirements of the Delaware General Corporation Law (the "DGCL"). Gould Electronics has agreed to pay, out of the proceeds of the payment it receives from us, the fees and expenses relating to the dissolution and liquidation and any creditor claims that are timely asserted against us in accordance with the DGCL. In connection with our dissolution and liquidation, all of our outstanding shares of common stock will be cancelled, and you will no longer own any securities or other interest in our company.

         Stockholders collectively holding more than 75% of our common stock have executed written consents which approve our dissolution and liquidation. Their approval was conditioned on the effectiveness of the Court of Chancery's approval of the settlement, which it did on October 2, 2002. Under the DGCL and our certificate of incorporation, holders of at least a majority of the outstanding shares of our common stock must approve such dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. Accordingly, approval by our stockholders of our dissolution and liquidation is assured and became effective upon the Court's approval of the settlement on October 2, 2002. As a result, we are not asking you for a proxy and you are requested not to send us a proxy.

Ability to Opt Out of the Settlement

         At the request of the Plaintiffs, the Objectors and the Defendants, the Court of Chancery defined and certified a Class under Court rules that do not permit class members to "opt out" or exclude themselves from the Class. Accordingly, you will be paid pursuant to the terms of the Settlement Agreement.

Fairness of the Settlement and Dissolution and Liquidation

         Our board of directors, including all of the non-employee directors, has unanimously approved the settlement and dissolution and liquidation of our company. In connection with their approval of the settlement and the subsequent dissolution and liquidation of our company, both our board of directors and our affiliates determined that such actions are fair to all holders of our common stock, particularly holders who are not affiliated with us. In determining whether the settlement and dissolution and liquidation was fair, our board of directors and our affiliates considered, among other things, the determination by the Plaintiffs and the Objectors that the settlement and the dissolution and liquidation are in the best interest of the Class (which is composed of our current and certain former stockholders), the expense, inconvenience and burden of continuing the litigation, the per share payments to be made to the current holders of our common stock, the timing for making such payments, the payments to be made to our former stockholders, and the releases given by Plaintiffs, Objectors, members of the Class and us. The board of directors and our affiliates also took into consideration the fact that, in connection with the settlement, stockholders collectively holding more than 75% of our outstanding shares of common stock have already consented to our dissolution and liquidation, thereby providing the requisite approval and assuring our dissolution and liquidation. The board, however, did not consider the amount of consideration being offered to unaffiliated stockholders as part of the dissolution as we will have zero assets remaining at the time of the dissolution and, thus, no consideration will be paid.

         The board of directors and our affiliates considered several negative factors in approving our dissolution, including the fact that we will no longer exist as a public company and that trading in our common stock will be discontinued, but they believed these factors were outweighed by the benefits discussed above.

         The board of directors and our affiliates also considered the impact of the release provision in the Settlement Agreement and the ability of stockholders to opt out of the Class and preserve their rights against us in determining the fairness of the transaction and believed that the impact, if any, would be minimal. If the Delaware Chancery Court had determined that members of the Class would be able to opt out of the settlement, the Settlement Agreement provides that the Defendants could have elected not to go forward with the settlement if holders of more than 40,000 of our common shares had elected not to participate. If holders of fewer than 40,000 shares had elected not to participate, then the Defendants could have proceeded with the settlement and negotiated separate releases with those holders who elected to be excluded from the Class. All of our stockholders were informed in the Notice of the Pendency of the Settlement that was mailed to them, that there would be no assets remaining in the company after making the payments under the settlement if they elected to opt out.

         As we have had no operations since 1999, our stock is not actively traded and all of our assets will be distributed pursuant to the terms of the negotiated Settlement Agreement, our board of directors did not consider the amount comprising our net book value, going concern value, liquidation value or the net earnings in determining the fairness of the transaction. They did consider, however, both current market price and the historical market price for our common stock. Our common stock currently trades on the OTC Bulletin Board under the symbol "ENCC." The high and low sales prices of our common stock for fiscal years 2002, 2001 and 2000 are as follows:

                       Fiscal 2002               High              Low
                       -----------               ----              ---

                       1/st/ Quarter           $   .020        $   .007
                       2/nd/ Quarter               .009            .005
                       3/rd/ Quarter               .051            .008

                       Fiscal 2001
                       -----------

                       1/st/ Quarter               .046875         .015625
                       2/nd/ Quarter               .09375          .03125
                       3/rd/ Quarter               .046875         .015625
                       4/th/ Quarter               .015625         .006

                  Fiscal 2000
                  -----------

                  1/st/ Quarter            .0625          .015
                  2/nd/ Quarter            .0625          .015
                  3/rd/ Quarter            .03125         .015
                  4/th/ Quarter            .015625        .015

In light of these sales prices, the board of directors and our affiliates determined that the consideration being paid to our unaffiliated stockholders pursuant to the settlement (i.e., $.062 per share) was fair and reasonable.

         Our non-employee directors did not, in connection with the settlement, retain an unaffiliated representative to act on behalf of unaffiliated stockholders nor did we receive any report, opinion or appraisal from any outside party relating to the settlement. In approving the settlement, the Delaware Chancery Court found the settlement to be fair, reasonable, and adequate to the certified Class, which is composed mainly of our current stockholders.

         Our board of directors believes that the settlement as well as the dissolution and liquidation are procedurally fair because:

         .    all of our non-employee directors approved the transaction;

         . the terms of the settlement resulted from active arms'-length negotiations between the various parties;

         . the Plaintiffs and the Objectors determined that the settlement and the dissolution and liquidation are in the best interest of the Class (which is composed of current and certain former stockholders); and

         . the settlement was approved by the Court of Chancery on October 2, 2002.

         In addition, our board of directors believes that these procedural safeguards are sufficient to ensure the fairness of the transaction and, therefore, there was no need to retain an unaffiliated representative to act on behalf of the stockholders.

         In connection with the settlement, the Court of Chancery found the payments to be made pursuant to the Settlement Agreement to be fair, reasonable and adequate.


Voting Securities and Stockholders Entitled to Vote


         Our board of directors fixed the close of business on August 29, 2002 as the record date for determining those stockholders entitled to vote to approve the dissolution and liquidation of our company. As of August 29, 2002, 80,746,722 shares of our common stock were outstanding. Each share of our common stock is entitled to one vote per share.

         Under the DGCL as well as our certificate of incorporation, the holders of at least a majority of the outstanding shares of our common stock must approve such dissolution and liquidation; however, in the case of a written consent, our bylaws require that holders of at least 75% of our outstanding shares of common stock must approve the dissolution and liquidation. In connection with the Settlement Agreement, stockholders collectively holding more than 75% of our outstanding shares have executed a written consent that approves our dissolution and liquidation. Such approval was conditioned upon the Court of Chancery approving the settlement, which it did on October 2, 2002. Specifically, Kenneth G. Fisher, our former chief executive officer, a director and chairman of our board (5,311,611 shares), Rowland H. Thomas, our former chief operating officer and a director (94,250 shares), Michael C. Veysey, our president and a director (300 shares), Louis J. Williams (175,325 shares), Paul
S. Rosenblum (2,930,000 shares), Anthony N. Oberhaus (4,035,000 shares), Robert
W. Bernas (2,916,250 shares) and Gould Electronics (45,968,984 shares) have executed a written consent of stockholders to approve the proposed dissolution and liquidation. Approval by majority of our unaffiliated security holders is not required in connection with the settlement, dissolution and liquidation.

Dissenters' Rights


         Delaware law does not afford you appraisal or dissenters' rights in connection with the approval of the dissolution and liquidation of our company.


Regulatory Approvals


         Other than obtaining the approval of the Court of Chancery and the entry of a final and non-appealable order and judgment, the filing of this information statement with the SEC, its distribution in accordance with federal securities laws and the DGCL and the filing of a Certificate of Dissolution with the Delaware Secretary of State and compliance with the other requirements of the DGCL and other provisions of Delaware and other applicable law, no other federal or state regulatory approvals are required in connection with the settlement and dissolution and liquidation.


Market for Our Securities


         Our common stock currently trades on the OTC Bulletin Board under the symbol "ENCC." Trading of our common stock will be discontinued on the OTC Bulletin Board following the effective date of the settlement.


Reporting Obligations Under the Securities Exchange Act of 1934


         Following consummation of the settlement and our dissolution and liquidation, we will seek to terminate our registration under Section 12 of the Securities Exchange Act of 1934 and suspend our obligations to file reports pursuant to Section 15 of the Exchange Act in accordance with the requirements of the Exchange Act.


Security Ownership of Certain Beneficial Owners and Management


         The following table sets forth, to the best of our knowledge, the number of shares beneficially owned by our directors, certain of our executive officers and beneficial owners of 5% or more of our outstanding common stock and equivalents as of August 29, 2002. As of August 29, 2002, 80,746,722 shares of our common stock were issued and outstanding.



    Name and Address of                   Shares Beneficially      Percentage of Common
      Beneficial Owner                           Owned               Stock Outstanding
      ----------------                           -----               -----------------
Gould Electronics Inc.(1) ..........          45,968,984                  56.93%
34929 Curtis Blvd.
Eastlake, OH 44095

Japan Energy Corporation (2) .......          45,968,984                  56.93%
10-1, Toranmon 2-chome
Minato-ko, Tokyo, Japan

Kenneth G. Fisher (3) ..............           5,311,611                   6.58%

Rowland H. Thomas (4) ..............              94,250                      *

C. David Ferguson ..................                   -                      -

Thomas N. Rich .....................                   -                      -

Michael C. Veysey (5) ..............                 300                      *

Directors and executive officers ...           5,406,161                   6.70%
as a group

____________


(1) Gould Electronics, the record holder of the shares, is a wholly-owned subsidiary of Japan Energy Corporation.
(2) As the parent corporation of Gould Electronics, Japan Energy Corporation may be deemed to be the beneficial owner of the shares held by Gould Electronics. Japan Energy Corporation is not controlled by an individual or group of individuals acting together.
(3)  Includes 53,764 shares owned by Mr. Fisher's wife, Barbara A. Fisher.
(4) Includes 22,250 shares jointly owned by Mr. Thomas and his wife, Diane L. Thomas.
(5) Includes 300 shares owned in custodial accounts for M. Charles Veysey and Quinn Alexander Veysey.


* Less than 1%.